UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

June 17, 2014 (June 17, 2014)

MAGNUM HUNTER RESOURCES CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-32997 (Commission File Number)	86-0879278 (I.R.S. Employer Identification Number)

777 Post Oak Boulevard, Suite 650

Houston, Texas 77056

(Address of principal executive offices, including zip code)

(832) 369-6986

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01              Regulation FD Disclosure.

On June 10, 2014, Magnum Hunter Resources Corporation (the “Company”, “we”, “us” or “our”) filed a Current Report on Form 8-K (the “Original 8-K”) to report under Item 8.01 that the Company had filed with the Australian Securities Exchange (the “ASX”) a notice of intention to make a takeover offer (the “Notice”) for Ambassador Oil and Gas Limited, an Australian company listed on the ASX (ASX: AQO) (“Ambassador”), stating that the Company intends to make an offer to acquire all of the outstanding ordinary (or common) shares of Ambassador.  In the Original Form 8-K, the Company stated that the offer would be subject to certain terms and conditions, which were summarized in Schedule 1 to the Notice.  A copy of the Notice was filed as Exhibit 99.1 to the Original Form 8-K.

On June 17, 2014, the Company filed with the ASX a supplement (the “Supplement”) to the Notice, stating that the Company is increasing its offer consideration for the shares of Ambassador and is no longer making the offer subject to any closing conditions.  The increased consideration set forth in the Supplement is one share of the Company’s common stock for every 23.6 Ambassador shares, implying a value of A$0.38 per Ambassador share based on the closing sales price of the Company’s common stock on the New York Stock Exchange of US$8.43 on Monday, June 16, 2014.  Ambassador currently has approximately 142.1 million shares outstanding.  At the new offer ratio, the Company plans to issue approximately 6.02 million shares of common stock in order to acquire 100% of Ambassador, equivalent to approximately 3.04% of the Company’s outstanding shares of common stock as of June 16, 2014.  Based on the closing sales price of the Company’s common stock on the New York Stock Exchange of US$8.43 on Monday, June 16, 2014, this represents total consideration of approximately US$50.8 million. Ambassador shareholders will own approximately 2.95% of the outstanding shares of common stock of the Company as of June 16, 2014 (and pro forma for the issuance of shares pursuant to the Company’s offer) if the Company acquires 100% of Ambassador. The full terms and conditions of the Company’s offer will be set forth in a Bidder’s Statement which the Company expects to deliver to Ambassador shareholders as soon as possible.

On June 16, 2014, Ambassador announced that shareholders of Ambassador holding approximately 26.43% of Ambassador’s shares, and both Ambassador’s non-executive chairman and managing director (representing approximately 6.34% of Ambassador’s shares), have accepted a competing takeover offer by Drillsearch Energy Limited, an Australian company listed on the ASX (ASX: DLS), to acquire all of the outstanding ordinary (or common) shares of Ambassador.  The Company is concerned that such actions have denied Ambassador shareholders the opportunity to participate in the Company’s improved offer and that such acceptances have not taken place in an efficient, competitive and informed market and are inconsistent with the actions that would normally be associated with achieving the best possible outcome for Ambassador shareholders. Consequently, the Company intends to make an application to the Australian Government Takeovers Panel (the “Panel”) in response to the announcement.  The Panel regulates corporate control transactions in widely held Australian entities and is the primary forum in Australia for resolving disputes about a takeover bid.

Reference is made to the Original 8-K for additional information regarding the Company’s offer for Ambassador’s shares.

Notice to U.S. Shareholders of Ambassador. The offer described in this report is for the securities of a non-U.S. company. The offer is subject to disclosure requirements of a country that are different from those of the United States. You should be aware that the offeror may purchase securities otherwise than under the offer, such as in open market or privately negotiated purchases.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01 of this Current Report on Form 8-K, including the related Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any registration statement or other filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as otherwise expressly stated in such filing.

Item 9.01              Financial Statements and Exhibits.

(d)          Exhibits

Exhibit Number	Description
99.1	Supplement to Intention to Make a Takeover Offer for Ambassador Oil and Gas Limited, dated June 17, 2014.

CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS

This current report on Form 8-K includes “forward-looking statements” as defined in Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements other than statements of historical facts included or incorporated herein may constitute forward-looking statements. Actual results could vary significantly from those expressed or implied in such statements and are subject to a number of risks and uncertainties. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. The forward-looking statements involve risks and uncertainties that affect operations, financial performance, and other factors as discussed in this current report and other filings made by us with the SEC. Among the factors that could cause results to differ materially are those risks discussed in this and other reports filed by us with the SEC. You are urged to carefully review and consider the cautionary statements and other disclosures made in this and those filings, specifically those under the heading “Risk Factors.” Forward-looking statements speak only as of the date of the document in which they are contained, and we do not undertake any duty to update any forward-looking statements except as may be required by law.

SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGNUM HUNTER RESOURCES CORPORATION

Date: June 17, 2014	/s/ Gary C. Evans
Gary C. Evans,
Chairman and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit Number	Description
99.1	Supplement to Intention to Make a Takeover Offer for Ambassador Oil and Gas Limited, dated June 17, 2014.